John Hancock Variable Insurance Trust
John Hancock Variable Insurance Portfolios, LLC
POWER OF ATTORNEY
     I do hereby constitute and appoint John J. Danello, Thomas Kinzler, Betsy Anne Seel, Christopher Sechler, Charles Rizzo, Andrew Arnott and Leo Zerilli, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Variable Insurance Trust (the “Trust”), or in the event of the conversion of the Trust, pursuant to a Plan of Conversion and the provisions of Section 18-214 of the Delaware Limited Liability Company Act, to a Delaware limited liability company to be known as John Hancock Variable Insurance Portfolios, LLC (the “Company”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s, or the Company’s, registration statement on Form N-14 relating to the portfolio combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.
Portfolio Combination

The Trust:	The Company
Core Balanced Strategy Trust, a series of the Trust, into Core Strategy Trust, a series of the Trust	Core Balanced Strategy Fund, a series of the Company, into Core Strategy Fund, a series of the Company
Core Allocation Trust, a series of the Trust, into Lifestyle Growth Trust, a series of the Trust	Core Allocation Fund, a series of the Company, into Lifestyle Growth Fund, a series of the Company
Core Disciplined Diversification Trust, a series of the Trust, into Lifestyle Growth Trust, a series of the Trust	Core Disciplined Diversification Fund, a series of the Company, into Lifestyle Growth Fund, a series of the Company
Core Balanced Trust, a series of the Trust, into Lifestyle Growth Trust, a series of the Trust	Core Balanced Fund, a series of the Company, into Lifestyle Growth Fund, a series of the Company
Balanced Trust, a series of the Trust, into Lifestyle Growth Trust, a series of the Trust	Balanced Fund, a series of the Company, into Lifestyle Growth Fund, a series of the Company
Large Cap Trust, a series of the Trust, into U.S. Equity Trust, a series of the Trust	Large Cap Fund, a series of the Company, into U.S. Equity Fund, a series of the Company

Name	Signature	Title	Date
Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee/Director*	**
James R. Boyle	/s/ James R. Boyle	Trustee/Director*	**
Peter S. Burgess	/s/ Peter S. Burgess	Trustee/Director*	**
Elizabeth G. Cook	/s/ Elizabeth G. Cook	Trustee/Director*	**
Grace K. Fey	/s/ Grace K. Fey	Trustee/Director*	**
Theron S. Hoffman	/s/ T. S. Hoffman	Trustee/Director*	**
Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee/Director*	**
James M. Oates	/s/ J. M. Oates	Trustee/Director*	**
Steven M. Roberts	/s/ Steven M. Roberts	Trustee/Director*	**

*	Trustee of John Hancock Variable Insurance Trust/Director of John Hancock Variable Insurance Portfolios, LLC

**	December 16, 2011